Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

INSMED INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o) and 457(r)	—	N/A	$500,000,000	.00014760	$73,800

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$500,000,000		$73,800

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$73,800

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the registration statement on Form S-3 (File No. 333-272088), which became automatically effective on May 19, 2023, paid with the filing of this prospectus supplement.